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Coopers   Coopers & Lybrand L.L.P.     639 Loyola Avenue telephone(504)529-2700
& Lybrand a professional services firm Suite 1800        facisimle(504)529-1439
                                       New Orleans, Louisiana  70113

November 11, 1994



Securities and Exchange Commission
Judiciary Plaza
450 Fifth Street, N.W.
Washington, D.C.  20549

    Re: Central Louisiana Electric Company, Inc. Registrations on Form S-8 (Nos. 2-79671, 33-10169, 33-38362 and 33-44663)
         and Form S-3 (Nos. 33-24895, 33-61068 and 33-62950)

We are aware that our report dated October 21, 1994 on our review of the interim financial information of Central Louisiana Electric Company, Inc. as of September 30, 1994 and for the three-month and nine-month periods ended September 30, 1994 and 1993 included in this Form 10-Q is incorporated by reference in the above mentioned registration statements. Pursuant to Rule 436(c) under the Securities Act of 1933, this report should not be considered a part of the registration statements prepared or certified by us within the meaning of Sections 7 and 11 of that Act.



                             COOPERS & LYBRAND L.L.P.





Coopers & Lybrand L.L.P., a registered limited liability partnership, is a member firm of Coopers & Lybrand (International).








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